Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Guerrilla RF, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Rule 457(c)	10,098,361(1)		$27,770,493.00(2)	$153.10 per $1,000,000	$4,251.66
Fees Previously Paid

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$27,770,493.00		$4,251.66
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$67.82
	Net Fee Due							$4,183.84

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Guerrilla RF, Inc.	Form S-1	333-271065	04/03/2023		$67.82(3)	Equity	Common Stock, par value $0.0001 per share	—	$15,000,000.00
Fee Offset Sources	Guerrilla RF, Inc.	Form S-1	333-271065		04/03/2023						$67.82(3)

(1)

Represents shares of Common Stock offered by the Selling Stockholder identified in this prospectus. Includes an indeterminable number of additional shares of Common Stock that, pursuant to Rule 416 under the Securities Act, may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the Selling Stockholder.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices for a share of the Registrant’s Common Stock as reported on the OTCQX on September 27, 2024.

(3)

On April 3, 2023, the Registrant filed a registration statement on Form S-1 (Registration No. 333-271065), as amended (the “Prior Registration Statement”), with a proposed maximum aggregate offering price not to exceed $15,000,000. In connection with the Prior Registration Statement, the Registrant paid a filing fee of $1,653.00. The Registrant withdrew the Prior Registration Statement by filing a Form RW on April 2, 2024. The Prior Registration Statement was not declared effective and no securities were sold thereunder. As a result, $1,653.00 in previously paid fees remained available for future offset, of which $67.82 (the “Unused Fees”) in previously paid fees remain available. In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies the Unused Fees to offset the filing fee payable in connection with this filing.